EXHIBIT 99.1
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           GRAVITY SPIN HOLDINGS, INC. COMPLETES NAME CHANGE TO MAGNUS
          INTERNATIONAL RESEOURCES, INC. AND FORWARD STOCK SPLIT AMONG
                             OTHER CORPORATE ACTIONS
                             -----------------------


May 4, 2004 - Gravity Spin Holdings, Inc. ("Gravity Spin") (NASD OTC-BB: "GRVS") is pleased to announce that effective May 4, 2004, Gravity Spin has by action of the majority shareholders taken the following corporate actions: (i) effected a forward stock split on a basis of two new shares for each old share; (ii) increased the authorized shares of common stock of Gravity Spin from 25,000,000 shares to 100,000,000 shares; (iii) changed its name from Gravity Spin Holdings, Inc. to "Magnus International Resources Inc."; (iv) ratified the adoption of the Stock Option Plan adopted by Gravity Spin's Board of Directors on January 9, 2004; (v) elected Messrs. Graham Taylor, Mark Demmons, Raymond Turner and Peter Smith to serve as directors of Gravity Spin until the next annual meeting of the shareholders or until their successors shall have been elected and qualified; and (vi) ratified the selection of Moore Stephens Ellis Foster Ltd. as the independent public accountant for Gravity Spin for the fiscal year ending July 31, 2004.

Effective May 4, 2004, Gravity Spin, now called Magnus International Resources Inc., will trade under the new symbol of "MGNU" and have the new CUSIP number 55972Y 10 3.

For further information please contact Investor Relations at (604) 694-1432.


THIS NEWS RELEASE MAY INCLUDE  FORWARD-LOOKING  STATEMENTS WITHIN THE MEANING OF
SECTION 27A OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE UNITED STATES SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED, WITH RESPECT TO ACHIEVING CORPORATE OBJECTIVES, DEVELOPING ADDITIONAL PROJECT INTERESTS, GRAVITY SPIN'S ANALYSIS OF OPPORTUNITIES IN THE ACQUISITION AND DEVELOPMENT OF VARIOUS PROJECT INTERESTS AND CERTAIN OTHER MATTERS. THESE STATEMENTS ARE MADE UNDER THE "SAFE HARBOR" PROVISIONS OF THE UNITED STATES PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND INVOLVE RISKS AND UNCERTAINTIES WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN.